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                                                                  Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in the registration statement of GeoTel Communications Corporation on Form S-8 (File No. 33-21525) of our report dated January 20, 1998, on our audits of the consolidated financial statements of GeoTel Communications Corporation as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K/A.


                                        /s/ Coopers & Lybrand L.L.P.
                                        ----------------------------------
                                        Coopers & Lybrand L.L.P.



Boston, Massachusetts
May 14, 1998